Exhibit 10.30




Larry F. Gardner, Esq.                                      Phone:(518) 734-4344
P.O. Box 279-Main Street                                      Fax:(518) 734-5162
Windham, New York 12496



Date: June 24, 1998

Company: Jeff Prince Realty

Attention: Jeff Prince

Fax: 589-9859

     Re: Rainbow Operations, Inc. to Cortina Partnership

Pages: 1

Dear Jeff:

     This memo will confirm that I have conferred with my clients and they are agreeable to extending the date for closing to July 15, 1998. As we have discussed, this matter was supposed to close by July 1, 1998. In the interest of concluding this matter my clients have agreed to the extension, and expect to close upon that day.


                                                               Very truly yours,

                                                            /s/ Larry F. Gardner

                                                                Larry F. Gardner